UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
April 2, 2012

Keystone Consolidated Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3919	37-0364250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1740, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 458-0028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective April 2, 2012, the Board of Directors of Keystone Consolidated Industries, Inc. increased the size of the Company’s board from four to five directors and elected Keith R. Coogan to fill that vacancy.  The Board also appointed Mr. Coogan to serve on the audit committee and management development and compensation committee and designated him as an audit committee financial expert.  Mr. Coogan will be nominated to stand for election at the registrant’s 2012 annual meeting of stockholders to be held in May 2012, to serve until the 2013 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier removal or resignation.

Mr. Coogan previously served on Keystone’s board of directors from 2003 to 2005.  Since November 2010, he has been a director of Softchoice Corporation, a publicly held Canadian corporation that is a business-to-business direct marketer in North America of technology products and solutions.  From 2007 to 2009, Mr. Coogan served as president and chief executive officer of Pomeroy IT Solutions, Inc., an information technology services and solutions provider.  From 2002 to 2006, Mr. Coogan served as chief executive officer of Software Spectrum, Inc., a global business-to-business software services provider that Level 3 Communications, Inc. sold to Insight Enterprises Inc. in 2006.  From 1991 to 2002, Software Spectrum was a publicly held corporation.  From 1990 to 2002, he served in various other executive officer positions with Software Spectrum, including vice president of finance and operations and chief operating officer.  Mr. Coogan also has served as a director of Kronos Worldwide Inc. (one of the registrant’s publicly held sister corporations that is an international manufacturer of titanium dioxide products) since 2004 and as a director of Titanium Metals Corporation (“TIMET”, one of the registrant’s publicly held sister corporations that is an integrated producer of titanium metal products) since 2006.  He is a member of the audit committee and management development committee for each of Kronos Worldwide and TIMET and a member of TIMET’s nominations committee.  Mr. Coogan was a director of Software Spectrum from 1998 to 2006, Pomeroy from 2007 to 2009, and CompX International, Inc. (one of the registrant’s publicly held sister corporations that manufactures security products, furniture components and performance marine components) from 2002 to 2006.

Mr. Coogan has over two years of experience with the Company’s business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from other publicly and privately held entities affiliated with Keystone for which he currently serves or formerly served.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
(Registrant)

By:          /s/ Bert E. Downing, Jr.
Bert E. Downing, Jr.
Vice President, Chief Financial Officer, Corporate Controller and Treasurer

Date:  April 3, 2012